Exhibit 99.1

NEWS
For Immediate Release

Investor Contact:

Stephen Wideman

949.754.8142

stephen.wideman@quest.com

QUEST SOFTWARE ANNOUNCES STOCK REPURCHASE PROGRAM

ALISO VIEJO, Calif., Mar. 6, 2009 – Quest Software, Inc. (Nasdaq: QSFT) ) today announced that its board of directors has authorized a stock repurchase of up to $100 million of its common stock. Any stock repurchases may be made through open market and privately negotiated transactions, at times and in such amounts as management deems appropriate, including pursuant to one or more Rule 10b5-1 trading plans. Rule 10b5-1 permits Quest to establish, while not in possession of material nonpublic information, prearranged plans to buy stock at a specific price in the future, regardless of any subsequent possession of material nonpublic information. The timing and actual number of shares repurchased will depend on a variety of factors including market conditions, corporate and regulatory requirements, and capital availability. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice. The board of directors conditioned its approval of the stock repurchase on Quest entering into a voting agreement with Vincent C. Smith, Quest’s executive chairman of the board, whereby Mr. Smith would agree to vote any shares of Quest common stock owned by him that represent greater than 35% of our outstanding shares of common stock in the same proportion as all of the shares of Quest common stock actually voted on any matter presented to our shareholders. Mr. Smith currently has beneficial ownership of approximately 32% of our common stock.

Quest also announced that on February 13, 2009, Quest’s shareholders approved the principal terms of the Agreement and Plan of Merger between Quest and a wholly-owned Delaware subsidiary of Quest pursuant to which Quest will effect its reincorporation from California to Delaware. Quest expects to complete the reincorporation within the next thirty days.

About Quest Software, Inc.

Quest Software, Inc., a leading enterprise systems management vendor, delivers innovative products that help organizations get more performance and productivity from their applications, databases, Windows infrastructure and virtual environments. Quest also provides customers with client management through its ScriptLogic subsidiary and server virtualization management through its

Vizioncore subsidiary. Through a deep expertise in IT operations and a continued focus on what works best, Quest helps more than 100,000 customers worldwide meet higher expectations for enterprise IT. Quest Software can be found in offices around the globe and at www.quest.com.

# # #

Quest and Quest Software are registered trademarks of Quest Software, Inc. The Quest Software logo and all other Quest Software product or service names and slogans are registered trademarks or trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

Forward Looking Statements

This press release may include predictions estimates and other information that might be considered forward-looking statements, including statements relating to Quest’s intention to commence the repurchase program and enter into the voting agreement with Mr. Smith, and the timing of Quest’s reincorporation in Delaware. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, including the risk that changes in economic circumstances, business conditions and Quest’s stock price may make the repurchase program no longer advisable, and other risks inherent in software businesses. For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2008, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.Web Links Referenced in this Release: Quest Software, Inc. – www.quest.com,

Web Links Referenced in this Release:

Quest Software, Inc. – www.quest.com

2